Exhibit 16.1

October 8, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Commissioners:

We have read the statements made by Innventure, Inc. (formerly known as Learn SPAC HoldCo, Inc., which was previously a subsidiary of Learn CW Investment Corporation) under Item 4.01 of its Form 8-K dated October 8, 2024.  We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Innventure, Inc.  contained therein.

Very truly yours,

/s/ Marcum llp

Marcum llp